EXHIBIT 99.1

PRESS RELEASE
_____________________________________________________________________________________________________________________________________________________

FOR IMMEDIATE RELEASE Investor and Press Contact: Brian K. Finneran Executive Vice President & Chief Financial Officer (631) 208-2400	4 West Second Street Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP DECLARES QUARTERLY DIVIDEND

(Riverhead, New York, October 28, 2015) — Suffolk Bancorp (the "Company") (NASDAQ - SUBK), parent company of Suffolk County National Bank (the "Bank"), announced that its Board of Directors today declared a quarterly cash dividend of $0.10 per share on its common stock. The dividend will be payable on November 25, 2015 to shareholders of record as of November 11, 2015.

Corporate Information
Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York and Suffolk Bancorp's wholly owned subsidiary. Organized in 1890, the Bank has 27 branch offices in Nassau, Suffolk and Queens Counties, New York. For more information about the Bank and its products and services, please visit www.scnb.com.